UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2014

Date of Report (date of Earliest Event Reported)

BRAZIL GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33714	98-0430746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File number)	Identification No.)

850 3rd Avenue, 16th Floor, New York, NY 10022
(Address of principal executive offices, including zip code)

(212) 508-2175
(Registrant’s telephone number, including area code)

800 Bellevue Way NE, Suite 400, Bellevue, WA 98004

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities.

Item 5.01 Changes in Control of Registrant.

On January 28, 2014, Brazil Gold Corp. (the “Company”) entered into a promissory note in the principal amount of $36,000 payable to Conrad Huss (the “Note”), Chief Executive Officer, Secretary and Chief Financial Officer of the Corporation.  The Note supersedes and replaces all prior notes between the Company and Mr. Huss and was issued in lieu of cash compensation for fiscal 2013.

The Note is convertible, at the option of the holder, into shares of Common Stock of the Company (an aggregate of 36,000,000 shares of Common Stock of the Company, which would equal approximately 97% of the outstanding shares of Common Stock), at the rate of $.001 per share of Common Stock of the Company.  The foregoing summary does not purport to be a complete and is qualified in its entirety by reference to a copy of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The issuance of the Note was not registered under the Securities Act of 1933, and was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference
			Form	Filing Date	Exhibit No.
10.1	Promissory Note Dated January 28, 2014.	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRAZIL GOLD CORP.

By:	/s/ Conrad Huss
Conrad Huss, Chief Executive Officer

Date: January 28, 2014

Exhibit Index

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference
			Form	Filing Date	Exhibit No.
10.1	Amendment to Promissory Note Dated January 27, 2014.	x